UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 13, 2006
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100
DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Letter Amendment No. 3 to Amended and Restated Master Shelf Agreement
First Amendment to Fourth Amended and Restated Credit Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     Senior Secured Notes
     On March 13, 2006, Crosstex Energy, L.P. (the “Company”) entered into a Letter Amendment No. 3 to Amended and Restated Master Shelf Agreement (the “Letter Amendment No. 3”) with Prudential Investment Management, Inc. and other holders of the Company’s senior secured notes. A copy of the Letter Amendment No. 3 is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Letter Amendment No. 3 increased the aggregate principal amount of senior secured notes issuable under the agreement from $200.0 million to $260.0 million. In connection with the Letter Amendment No. 3, on March 13, 2006, the Company issued $60.0 million aggregate principal amount of senior secured notes with an interest rate of 6.32% and a maturity of ten years. The notes provide for a call premium of 103.5% of par beginning three years after issuance at rates declining from 103.5% to 100.0%. The notes are not callable prior to three years after issuance. The other material terms and conditions of the Amended and Restated Master Shelf Agreement (the “Note Agreement”), including the events of default, remained unchanged.
     The senior secured notes represent our senior secured obligations and rank at least pari passu in right of payment with the bank credit facility. The notes are secured, on an equal and ratable basis with our obligations under the credit facility, by first priority liens on all of our material pipeline, gas gathering and processing assets, all material working capital assets and a pledge of all of our equity interests in certain of our subsidiaries. The notes are guaranteed by our significant subsidiaries.
     If an event of default resulting from bankruptcy or other insolvency events occurs, the senior secured notes will become immediately due and payable. If any other event of default occurs and is continuing, holders of more than 50.1% in principal amount of the outstanding notes may at any time declare all the notes then outstanding to be immediately due and payable. If an event of default relating to nonpayment of principal, make-whole amounts or interest occurs, any holder of outstanding notes affected by such event of default may declare all the notes held by such holder to be immediately due and payable.
     Bank Credit Facility
     With the execution of the Letter Amendment No. 3, on March 13, 2006, the First Amendment to Fourth Amended and Restated Credit Agreement (the “First Amendment”), dated February 24, 2006, by and among the Company, Bank of America, N.A., as administrative agent, and the banks party thereto, became effective. A copy of the First Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K. The First Amendment increased the permissible aggregate principal amount of senior secured notes that can be outstanding under the Note Agreement from $200.0 million to $260.0 million and contained a consent to the issuance of the $60.0 million aggregate principal amount of senior secured notes, described above. The other material terms and conditions of the Fourth Amended and Restated Credit Agreement remained unchanged.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Letter Amendment No. 3 to Amended and Restated Master Shelf Agreement, dated as of March 13, 2006, among Crosstex Energy, L.P., Prudential Investment Management, Inc. and certain other parties.

10.2	—	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 24, 2006, among Crosstex Energy, L.P., Bank of America, N.A. and certain other parties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

By: Crosstex Energy GP, L.P., its General Partner

By: Crosstex Energy GP, LLC, its General Partner

Date: March 15, 2006	By:	/s/ William W. Davis William W. Davis
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Letter Amendment No. 3 to Amended and Restated Master Shelf Agreement, dated as of March 13, 2006, among Crosstex Energy, L.P., Prudential Investment Management, Inc. and certain other parties.

10.2	—	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 24, 2006, among Crosstex Energy, L.P., Bank of America, N.A. and certain other parties.